FOR IMMEDIATE RELEASE NEWS

November 2, 2021 OTCQB: FTCO

FORTITUDE GOLD REPORTS THIRD QUARTER NET INCOME

OF $4.6M OR $0.19 PER SHARE

COLORADO SPRINGS – November 2, 2021 - Fortitude Gold Corp. (OTCQB: FTCO) (the “Company”) reported production and financial results for the third quarter ended September 30, 2021 of 11,478 ounces of gold produced at $793 per ounce all-in sustaining cost, $20.4 million net sales, and a $16.6 million increase to its treasury to $44.3 million from December 31, 2020.  Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A.

Q3 2021 FINANCIAL RESULTS AND HIGHLIGHTS

●	$20.4 million net sales
●	$4.6 million net income or $0.19 per share
●	$44.3 million cash balance on September 30, 2021, an increase of $16.6 million from December 31, 2020
●	11,478 gold ounces produced
●	1.42 grams per tonne average gold grade mined
●	$75.5 million working capital at September 30, 2021, an increase of $33.7 million from December 31, 2020
●	$9.6 million mine gross profit
●	$624 total cash cost after by-product credits per gold ounce sold
●	$793 per gold ounce total all-in sustaining cost
●	16.7% dividend increase to $0.42 annually per share, subsequently increased by 14% to $0.48 per share

Overview of Q3 2021 Results

Fortitude Gold sold 11,454 gold ounces at a total cash cost of $624 per ounce (after by-product credits). Realized metal prices during the quarter averaged $1,789 per ounce gold*.  The Company recorded net income of $4.6 million, or $0.19 per share.  Cash and cash equivalents at quarter end totaled $44.3 million. The Company produced 11,478 ounces of gold during the quarter and maintains its 2021 upper range gold production Outlook of 45,000 gold ounces.

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales.  Provisional sales may remain unsettled from one quarter into the next.  Realized prices will therefore vary from average spot metal market prices upon final settlement.

Mr. Jason Reid, CEO and President of Fortitude Gold, stated, “The Isabella Pearl mine delivered another strong production quarter with 11,478 low-cost gold ounces keeping us on target to reach the high end of our 2021 production outlook range. Other third quarter highlights included net income of $4.6 million, a record cash balance of $44.3 million and a 16.7% dividend increase to $0.42 annually.  This solid third quarter, following an exceptional 2021 first half, allowed the Company to increase its dividend in October, for a third time this year, to $0.04 per month, or $0.48 per year.  We are pleased to be executing our strategic business strategy, outperforming our industry peers on year-to-date valuations and we are proud to be one of the few junior producers delivering substantial dividends to shareholders.”

Mr. Reid continued, “Exploration during the quarter included a positive second round of drill results at the Scarlet target located on the Isabella Pearl property, as well as the Company’s largest infill drill program to date at our Golden Mile property.  We continue to target an initial resource at Golden Mile in 2021, with the goal to move the project towards a production decision at the earliest possible time.  Column leach tests for Golden Mile mineralization were released during the third quarter estimating 85% gold recovery.  We also received our permit to expand the heap leach pad at the Isabella Pearl project in July and began construction activities during the quarter with pad completion expected early 2022.  We are excited to be a profitable gold producer in the Walker Lane Mineral Belt, with a stellar portfolio of 100% owned properties. We look forward to moving closer to building our second mine in Nevada, U.S.A, arguably the world’s premier mining jurisdiction.”

The following Production Statistics table summarizes certain information about our Isabella Pearl Mine for three and nine months ended September 30, 2021 and 2020:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Ore mined
Ore (tonnes)	139,950	188,048	454,679	490,620
Gold grade (g/t)	1.42	2.02	4.52	1.60
Low-grade stockpile
Ore (tonnes)	8,600	51,977	8,600	70,467
Gold grade (g/t)	0.33	0.50	0.33	0.52
Pre-strip waste	—	—	—	1,346,316
Waste (tonnes)	1,838,027	1,437,429	4,894,937	3,597,770
Metal production (before payable metal deductions)(1)
Gold (ozs.)	11,478	7,847	37,593	16,747
Silver (ozs.)	16,467	9,169	33,643	20,154

The following Sales Statistics table summarizes certain information about our Isabella Pearl Mine for three and nine months ended September 30, 2021 and 2020:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Metal sold
Gold (ozs.)	11,454	8,396	37,436	17,205
Silver (ozs.)	16,330	9,616	33,171	21,046
Average metal prices realized (1)
Gold ($per oz.)	1,789	1,901	1,796	1,773
Silver ($per oz.)	23.98	24.02	25.14	19.86
Precious metal gold equivalent ounces sold
Gold Ounces	11,454	8,396	37,436	17,205
Gold Equivalent Ounces from Silver	219	122	464	236
	11,673	8,518	37,900	17,441

Total cash cost before by-product credits per gold ounce sold	$658	$963	$596	$1,182
Total cash cost after by-product credits per gold ounce sold	$624	$935	$574	$1,158
Total all-in sustaining cost per gold ounce sold	$793	$945	$663	$1,191

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three and nine months ended September 30, 2021 and 2020, its financial condition at September 30, 2021 and December 31, 2020, and its cash flows for the nine months ended September 30, 2021 and 2020. The summary data as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited; the summary data as of December 31, 2020 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2020, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$44,337	$27,774
Accounts receivable	1,628	145
Inventories	33,012	23,051
Prepaid expenses and other current assets	2,305	1,962
Total current assets	81,282	52,932
Property, plant and mine development, net	37,531	50,990
Operating lease assets, net	220	6,198
Deferred tax assets	1,099	959
Other non-current assets	2,947	1,946
Total assets	$123,079	$113,025
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,982	$1,715
Loans payable, current	101	665
Finance lease liabilities, current	78	398
Operating lease liabilities, current	220	6,198
Mining taxes payable	1,153	1,001
Other current liabilities	1,212	1,092
Total current liabilities	5,746	11,069
Asset retirement obligations	4,483	3,844
Loans payable, long-term	52	117
Finance lease liabilities, long-term	19	27
Total liabilities	10,300	15,057
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at September 30, 2021 and December 31, 2020	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 23,961,208 shares outstanding at September 30, 2021 and 21,211,208 shares outstanding at December 31, 2020	240	212
Additional paid-in capital	103,517	99,682
Retained earnings (accumulated deficit)	9,022	(1,926)
Total shareholders' equity	112,779	97,968
Total liabilities and shareholders' equity	$123,079	$113,025

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 30, 2021 and 2020
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Sales, net	$20,422	$15,851	$66,979	$30,284
Mine cost of sales:
Production costs	7,075	7,741	21,219	19,698
Depreciation and amortization	3,668	2,949	11,953	6,157
Reclamation and remediation	40	24	116	17
Total mine cost of sales	10,783	10,714	33,288	25,872
Mine gross profit	9,639	5,137	33,691	4,412
Costs and expenses:
General and administrative expenses	1,378	593	8,723	1,781
Exploration expenses	2,023	780	4,380	1,373
Other expense, net	48	62	132	172
Total costs and expenses	3,449	1,435	13,235	3,326
Income before income and mining taxes	6,190	3,702	20,456	1,086
Mining and income tax expense	1,544	225	5,075	675
Net income	$4,646	$3,477	$15,381	$411
Net income per common share:
Basic	$0.19	$348	$0.64	$41
Diluted	$0.19	$348	$0.64	$41
Weighted average shares outstanding:
Basic	23,961,208	10,000	23,846,686	10,000
Diluted	24,211,606	10,000	24,078,226	10,000

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2021 and 2020
(U.S. dollars in thousands)
(Unaudited)

	Nine months ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net income	$15,381	$411
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	12,045	6,263
Stock-based compensation	3,363	—
Deferred taxes	(140)	—
Other operating adjustments	28	16
Changes in operating assets and liabilities:
Accounts receivable	(1,483)	(1,599)
Inventories	(6,318)	(2,662)
Prepaid expenses and other current assets	(343)	(17)
Other non-current assets	(19)	(1,304)
Accounts payable and other accrued liabilities	555	958
Income and mining taxes payable	153	675
Net cash provided by operating activities	23,222	2,741

Cash flows from investing activities:
Capital expenditures	(1,753)	(6,368)
Net cash used in investing activities	(1,753)	(6,368)

Cash flows from financing activities:
Contributions from GRC	—	10,567
Dividends paid	(4,433)	—
Issuance of common stock	500	—
Repayment of loans payable	(629)	(656)
Repayment of capital leases	(344)	(326)
Net cash (used in) provided by financing activities	(4,906)	9,585

Net increase in cash and cash equivalents	16,563	5,958
Cash and cash equivalents at beginning of period	27,774	866
Cash and cash equivalents at end of period	$44,337	$6,824

Supplemental Cash Flow Information
Interest expense paid	$24	$72
Income and mining taxes paid	$5,063	$—
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$1,132	$(1,532)
Change in estimate for asset retirement costs	$499	$1,404
Stock contributed from Parent	$—	$100
Equipment purchased under finance lease	$16	$—

About Fortitude Gold Corporation

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute substantial dividends. The Company’s Nevada Mining Unit consists of five high-grade gold properties located in the Walker Lane Mineral Belt, with the Isabella Pearl gold mine in current production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.

Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.  In particular, the scope, duration, and impact of the COVID-19 pandemic on mining operations, Company employees, and supply chains as well as the scope, duration and impact of government action aimed at mitigating the pandemic may cause future actual results to differ materially from those expressed or implied by any forward-looking statements.  Also, there can be no assurance that production will continue at any specific rate.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com